Exhibit 4.10

AMENDMENT NO. 5
TO
STOCKHOLDERS’ AGREEMENT
THIS AMENDMENT NO. 5 TO STOCKHOLDERS’ AGREEMENT (this “Amendment”) is made and entered into as of March 6, 2024, by and among FIRSTSUN CAPITAL BANCORP, a Delaware corporation (the “Corporation”), and the Persons executing the signature pages hereto.
W I T N E S S E T H:
    WHEREAS, the Corporation and the Stockholders entered into that certain Stockholders’ Agreement, dated as of June 19, 2017 (as amended by that certain Amendment No. 1 to the Stockholders’ Agreement dated as of March 14, 2018, as further amended by that certain Amendment No. 2 to the Stockholders’ Agreement dated as of June 1, 2021, as further amended by that certain Amendment No. 3 to the Stockholders’ Agreement dated as of January 2, 2024 and as further amended by that certain Amendment No. 4 to the Stockholders’ Agreement dated as of January 16, 2024 (collectively, as amended, the “Stockholders’ Agreement”);
    WHEREAS, pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, and the Stockholders’ Agreement the Corporation’s Board of Directors (the “Board”) is divided into three classes (Class I, Class II and Class III), which classes are to consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board;
WHEREAS, Section 2.02(a) of the Stockholders’ Agreement provides certain Stockholders with the right under the Stockholders’ Agreement to nominate directors to the Board by class;
WHEREAS, the Corporation and the Stockholders signatory hereto desire to amend Section 2.02(a) of the Stockholders’ Agreement to revise the specific class nomination rights for certain Stockholders to ensure that the Board consist, as nearly as possible, of one-third of the total number of directors as further provided in this Amendment;
WHEREAS, the Corporation and the Stockholders signatory hereto, which constitute Stockholders holding at least two-thirds (2/3) of the shares of Common Stock held by Stockholders at the time of such amendment and each affected Stockholder at the time of such amendment, now desire to amend the Stockholders’ Agreement to effect the modifications thereto contemplated herein; and
WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholders’ Agreement.
    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholders’ Agreement is hereby amended as follows:
1.Amendment to Section 2.02(a)(vi) and (viii). Sections 2.02(a)(vi) and (viii) of the Stockholders’ Agreement are hereby amended such that (1) the phrase “nominee for Class I Director” in Section 2.02(a)(vi) shall be deleted and replaced with “nominee for Class II

Director”, and (2) the phrase “nominee for Class II Director” in Section 2.02(a)(viii) shall be deleted and replaced with “nominee for Class III Director.”
2.No Other Amendments. Except as expressly modified or amended hereby, the Stockholders’ Agreement is and shall remain in full force and effect. For the avoidance of doubt, Amendment No. 3 to Stockholders’ Agreement (permitting the termination of the Stockholders’ Agreement when the Corporation provides additional liquidity for the Stockholders by listing the Corporation’s shares of common stock on a national securities exchange), and Amendment No. 4 to Stockholders’ Agreement (providing for the automatic termination of the Stockholders’ Agreement immediately upon the closing of the HomeStreet Merger) shall remain in full force and effect and shall not be deemed to be modified pursuant to the Amendment.
3.Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.
4.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Amendment may be by actual or facsimile signature.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 5 as of the day and year first set forth above.

                    FIRSTSUN CAPITAL BANCORP

                    By:
                    Name:
                    Title: